JOINT FILER INFORMATION

Name:                                              Urstadt Property Company, Inc.

Address:                                          2 Park Place, Bronxville, New York 10708

Designated Filer:                           Charles J. Urstadt

Issuer & Ticker Symbol:             Urstadt Biddle Properties Inc. (UBP)
(Common Stock)

Date of Event                                    January 28, 2009
Requiring Statement:

Signature:                                        Urstadt Property Company, Inc.

                      X
By:             /s/ Charles J. Urstadt
by Thomas D. Myers as Attorney in Fact

Charles J. Urstadt
Chairman